UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):                            February 14, 2006

            HNI Corporation
(Exact Name of Registrant as Specified in Charter)

                                                                                                  Iowa                                                 0-2648                                  42-0617510
                                                                                   (State or Other Jurisdiction                           (Commission                       (IRS Employer
                                                                                           of Incorporation)                                   File Number)                     Identification No.)

414 East Third Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of Principal Executive Offices, Including Zip Code)

Registrant's telephone number, including area code:                (563) 272-7400

                                    N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into A Material Definitive Agreement.

At its meeting on February 14, 2006, the Human Resources and Compensation Committee (the "Compensation Committee") of the Board of Directors (the "Board") of HNI Corporation (the "Corporation") authorized the various items discussed below.  At its meeting held on February 15, 2006, the Board ratified the Compensation Committee's actions.

Executive Bonus Plan

The Compensation Committee authorized the payment of bonus awards to certain executive officers of the Corporation and its subsidiaries for the fiscal year ended December 31, 2005 ("Fiscal 2005").  The bonus awards were made pursuant to the Corporation's Executive Bonus Plan, as amended (the "Bonus Plan"), a copy of which was previously filed as Exhibit 99A to the Corporation's Quarterly Report on Form 10-Q for the quarterly period ended October 2, 2004.

On an annual basis, the Compensation Committee establishes for each executive officer participating in the Bonus Plan an annual target bonus stated as a percentage of such executive officer's annual base salary.  The actual bonus award is calculated based on the following:  60% based on financial goals of the Corporation; and 40% based on individual strategic objectives.  Executive officers can achieve up to 200% of the portion of their annual target bonus that is based on the financial goals of the Corporation and up to 125% of the portion of their annual target bonus that is based on their individual strategic objectives.

The annual target bonus percentage for Fiscal 2005 for the Corporation's Chairman, President and Chief Executive Officer, Stan A. Askren, was equal to 100%.  The Corporation's other named executive officers, as determined by reference to the Corporation's proxy statement for its 2005 annual meeting of shareholders, dated March 18, 2005, (collectively, the "Named Executive Officers"), had annual target bonus percentages for Fiscal 2005 ranging from 75% to 85%.

The following table sets forth the bonus awards made pursuant to the Bonus Plan for Fiscal 2005to the Corporation's Chairman, President and Chief Executive Officer and the Named Executive Officers:

Name and Position	Bonus Award
Stan A. Askren Chairman, President and Chief Executive Officer	$876,150
David C. Burdakin Executive Vice President President, The HON Company	$348,867
Eric K. Jungbluth Executive Vice President President, Allsteel Inc.	$320,264
Jerald K. Dittmer Vice President and Chief Financial Officer	$271,735
Bradley D. Determan Executive Vice President President, Hearth & Home Technologies Inc.	$180,426

The Compensation Committee also established the annual target bonus levels, financial goals and strategic objectives to be applied in determining bonus awards under the Bonus Plan for Fiscal 2006.  The annual target bonus levels, stated as a percentage of base salary, for Fiscal 2006 for the Corporation's Chairman, President and Chief Executive Officer and each of the Named Executive Officers are as follows:  Mr. Askren-100%; Mr. Burdakin-85%; Mr. Jungbluth-75%; Mr. Dittmer-75%; and Mr. Determan-75%.  The financial goals of the Corporation are based on annual profitability and return on net asset goals for the Corporation's operating units, or annual profitability and return on invested capital goals for the overall Corporation, which financial goals are set in terms of the economic profit that they create.  The individual strategic objectives established for each executive officer are based upon such officer's position and responsibilities and reflect the appropriate strategic priorities of the Corporation and/or the Corporation's operating units.  Such objectives include, but are not limited to, goals for aggressive profitable growth initiatives, business simplification, enhancing diversity and member/owner culture, improving processes and reducing costs.

Long-Term Performance Plan

The Compensation Committee authorized the payment of awards to certain executive officers of the Corporation, including the Corporation's Chairman, President and Chief Executive Officer and the Named Executive Officers, pursuant to the Corporation's Long-Term Performance Plan, as amended (the "Performance Plan"), a copy of which was previously filed as Exhibit 10xv to the Corporation's Quarterly Report on Form 10-Q for the quarterly period ended October 2, 2004.  Such awards were granted in 2003 and relate to the 2003-2005 performance period.

Target awards are made at the beginning of each performance period.  The value of each target award is determined by the Compensation Committee based upon compensation level, position in the Corporation, ability to influence the Corporation's performance and industry survey data provided by national compensation consulting firms.  The actual value of an award earned by an executive officer at the end of the performance period is based upon performance measures relating to the actual financial results during the performance period compared to the standards set for the applicable business.  The award earned can range from 0% to 200% of the initial target award.  Awards, if any, under the Performance Plan are paid one-half in cash and one-half in the Corporation's common stock.

The following table sets forth the awards paid pursuant to the Performance Plan for the 2003-2005 performance period to the Corporation's Chairman, President and Chief Executive Officer and the Named Executive Officers:

Name	Award
Mr. Askren	$374,578
Mr. Burdakin	$275,520
Mr. Jungbluth	$105,938
Mr. Dittmer	$194,940
Mr. Determan	$182,813

The Compensation Committee also established target awards under the Performance Plan for the 2006-2008 performance period and the related performance measures to be applied in determining awards to be paid under the Performance Plan for the 2006-2008 performance period.  The target awards under the Performance Plan for the 2006-2008 performance period for the Corporation's Chairman, President and Chief Executive Officer and each of the Named Executive Officers are as follows:  Mr. Askren-$337,500; Mr. Burdakin-$264,000; Mr. Jungbluth-$207,700; Mr. Dittmer-$177,200; and Mr. Determan-$206,900.  The performance measures for the 2006-2008 performance period under the Performance Plan are based on achievement of cumulative economic profit goals for this three-year period.  Economic profit is defined as after-tax profit less a charge for capital.

Restated Stock-Based Compensation Plan

The Compensation Committee approved the award of ten-year non-qualified stock options to purchase shares of the Corporation's common stock to certain executive officers of the Corporation, including the Corporation's Chairman, President and Chief Executive Officer and the Named Executive Officers, pursuant to the Corporation's 1995 Stock-Based Compensation Plan, as amended and restated on November 10, 2000 (the "Restated Stock-Based Compensation Plan"), a copy of which was previously filed as Exhibit 10i to the Corporation's Annual Report on Form 10-K for the fiscal year ended December 30, 2000.  A form of the option award agreement for stock options granted under the Restated Stock-Based Compensation Plan was previously filed as Exhibit 99D to the Corporation's Form 8-K filed February 22, 2005.

The following table sets forth the stock options awarded to the Corporation's Chairman, President and Chief Executive Officer and the Named Executive Officers pursuant to the Restated Stock-Based Compensation Plan.

Name	Number of Options(1)	Exercise Price Per Share
Mr. Askren	40,712	$58.06
Mr. Burdakin	10,615	$58.06
Mr. Jungbluth	8,351	$58.06
Mr. Dittmer	7,125	$58.06
Mr. Determan	8,320	$58.06

(1)             These options vest on February 15, 2010.

Change in Control Agreement

On February 15, 2006, the Corporation entered into a Change In Control Employment Agreement (the "Agreement"), with Marco V. Molinari, Executive Vice President and President, HNI International Inc., a wholly owned subsidiary of the Corporation (the "Executive").  Under the Agreement, a change in control occurs when a third person or entity becomes the beneficial owner of 20% or more of the Corporation's common stock, when more than one-third of the Board is composed of persons not recommended by at least three-fourths of the incumbent Board or upon the occurrence of certain business combinations involving the Corporation.  Upon a change in control, a two-year employment contract between the Corporation and the Executive becomes effective, and all of the Executive's benefits become vested under the Corporation's compensation plans.

In addition, the Executive becomes entitled to certain benefits if, at any time within two years of the change in control, any of the following occurs:  (i) employment is terminated by the Corporation for any reason other than cause or disability of the Executive; or (ii) employment is terminated by the Executive for good reason, as such terms are defined in the Agreement.  In such circumstances, the Executive is entitled to receive the Executive's annual salary through the date of termination, a bonus equal to the average of the Executive's annual bonuses for the prior two years prorated based on the length of employment during the year in which termination occurs and a severance payment equal to two times the sum of (i) the Executive's annual base salary and (ii) the average of the Executive's annual bonuses for the prior two years.  The Executive will also be entitled to a continuation of certain employee benefits for two years or longer if comparable benefits are not otherwise available to the Executive.  The Executive will be entitled to receive reimbursement for any legal fees and expenses, plus interest thereon, that may be incurred in enforcing or defending the Executive's rights under the Agreement.

The Agreement is automatically renewed, on an annual basis, for a period of two years.  The Board may terminate the Agreement if the Board determines that the Executive is no longer a key executive; provided, however, that such a determination shall not be made, and if made shall have no effect, within two years after the occurrence of a change in control.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a form of which is filed as Exhibit 10 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.

Compensation

On February 15, 2006, the Board approved base salary increases for Stan A. Askren, Chairman, President and Chief Executive Officer, and Eric K. Jungbluth, Executive Vice President and President, Allsteel Inc.  Effective as of February 20, 2006, Mr. Askren's annual base salary will increase from $675,000 to $708,800 and, effective May 1, 2006, Mr. Jungbluth's annual base salary will increase from $276,925 to $289,400.  All other terms and conditions of Mr. Askren's and Mr. Jungbluth's employment and compensation packages with the Corporation remain the same.

First Amendment to Credit Agreement

On December 22, 2005, the Corporation, as borrower, certain domestic subsidiaries of the Corporation, as guarantors (the "Guarantors"), certain lenders (the "Lenders") and Wachovia Bank, National Association, as administrative agent for the Lenders ("Wachovia"), entered into a First Amendment to Credit Agreement (the "First Amendment").  The First Amendment amends the Credit Agreement, dated as of January 28, 2005, by and among the Corporation, the Guarantors, the Lenders and Wachovia (the "Credit Agreement"), a copy of which was previously filed as Exhibit 10.1 to the Corporation's Current Report on Form 8-K filed February 2, 2005.

The First Amendment increases the maximum borrowing availability of the Corporation under the Credit Agreement from $150,000,000 to $300,000,000 and extends the period during which the Corporation may borrow, repay and re-borrow amounts under the Credit Agreement from January 28, 2010, to January 28, 2011.  All other terms and conditions of the Credit Agreement remain unchanged.

Certain of the Lenders party to the First Amendment, and their respective affiliates, have performed, and may in the future perform for the Corporation and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The foregoing description of the First Amendment and related matters is qualified in its entirety by reference to the First Amendment, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01, First Amendment to Credit Agreement, in this Current Report on Form 8-K is hereby incorporated by reference.

Item 9.01            Financial Statements and Exhibits.

(c)            Exhibits.

Exhibit No.      Description

99.1                  First Amendment to Credit Agreement dated as of December 22, 2005, by and among HNI Corporation, as Borrower, certain domestic subsidiaries of HNI Corporation, as Guarantors, certain lenders party thereto and Wachovia Bank, National Association, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION
Date:	February 17, 2006	By	/s/ Jerald K. Dittmer
Jerald K. Dittmer Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.       Description

99.1                  First Amendment to Credit Agreement dated as of December 22, 2005, by and among HNI Corporation, as Borrower, certain domestic subsidiaries of HNI Corporation, as Guarantors, certain lenders party thereto and Wachovia Bank, National Association, as Administrative Agent.